Exhibit 10.1 EXECUTION VERSION AMENDMENT NO. 2, dated as of February 12, 2024 (this “Amendment”), relating to the CREDIT AGREEMENT dated as of December 19, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among CLUE OPCO LLC, a Delaware limited liability company (as successor by merger to GN Loanco, LLC) (“Borrower”), the Credit Parties signatory thereto from time to time, the Lenders signatory thereto from time to time and CITIBANK, N.A., as administrative agent and collateral agent for the Lenders and L/C Issuers (together, with any permitted successors in such capacity, “Agent”). WHEREAS Borrower has requested certain provisions of the Credit Agreement be amended as set forth herein; and WHEREAS the Revolving Lenders party hereto (who constitute the Requisite Revolving Lenders) are willing to consent to such amendments to the Credit Agreement on the terms and subject to the conditions set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction and interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. SECTION 2. Amendments to Credit Agreement. Upon the Amendment No. 2 Effective Date (as defined below): (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein: “Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of February 12, 2024, among Borrower, Agent and the Revolving Lenders signatory thereto. “Amendment No. 2 Effective Date” has the meaning ascribed to it in Amendment No. 2. (b) The portion of Schedule B to the Credit Agreement that is set forth under the heading “Revolving Credit Commitments” is hereby amended and replaced in its entirety with the table attached hereto as Schedule I; and (c) Section 7.12 of the Credit Agreement is hereby amended to read as follows: Financial Performance Covenant. (a) With respect to the Revolving Credit Facility only, Borrower shall not permit the Consolidated First Lien Net Leverage Ratio as of the last day of any fiscal quarter (commencing with the first full fiscal quarter of Borrower ending after the Escrow Release Date) to be greater than the ratio set forth in the table below corresponding to such date:

2 Calendar Year March 31 June 30 September 30 December 31 2024 N/A 6.00 to 1.00 6.00 to 1.00 5.50 to 1.00 2025 5.25 to 1.00 5.00 to 1.00 4.75 to 1.00 4.50 to 1.00 thereafter 4.50 to 1.00 4.50 to 1.00 4.50 to 1.00 4.50 to 1.00 (b) Solely for the purposes of calculating the Consolidated First Lien Net Leverage Ratio when and as required by this Section 7.12, the definitions of “Consolidated First Lien Net Leverage Ratio” and “EBITDA” shall be modified as set forth below: (i) The first paragraph of the definition of “Consolidated First Lien Net Leverage Ratio” in Section 1.1 shall read as follows: “Consolidated First Lien Net Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Consolidated First Lien Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents held by such Person and its Domestic Subsidiaries that do not constitute Restricted Cash held by such Person and its Domestic Subsidiaries as of the end of the most recent Fiscal Quarter ending prior to the date of determination for which internal financial statements of such Person are available to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements of such Person are available immediately preceding such date of calculation. (ii) The fourth paragraph of the definition of “Consolidated First Lien Net Leverage Ratio” in Section 1.1 shall read as follows: For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Borrower, to reflect operating expense reductions, cost synergies and other operating improvements reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated. (iii) Clause (9) of the definition of “EBITDA” in Section 1.1 shall read as follows: the amount of net cost savings, cost synergies and operating improvements projected by Borrower in good faith to be realized within eighteen months following the date of any operational changes, business realignment projects or initiatives, restructurings

3 or reorganizations which have been or are intended to be initiated (other than those operational changes, business realignment projects or initiatives, restructurings or reorganizations entered into in connection with any pro forma event (as defined in the definitions of “Fixed Charge Coverage Ratio”, “Consolidated First Lien Net Leverage Ratio”, “Consolidated Secured Net Leverage Ratio” and “Consolidated Total Net Leverage Ratio”) (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period)), net of the amount of actual benefits realized during such period from such actions; provided that such net cost savings, cost synergies and operating improvements are reasonably identifiable and quantifiable; provided, further, that the aggregate amount added to EBITDA pursuant to this clause (9), together with the aggregate amount added to EBITDA pursuant to clause (6) above, shall not exceed 20.0% of EBITDA for such period (determined after giving effect to such adjustments); plus SECTION 3. Covenants. Borrower covenants and agrees, for the benefit of the Revolving Lenders only (and Agent on their behalf), that Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment that is otherwise permitted by clause (ii)(A) of Section 7.2(b)(xviii) of the Credit Agreement unless the Consolidated Total Net Leverage Ratio of Borrower for the most recently ended four full Fiscal Quarters for which internal financial statements are available, determined on a pro forma basis, is less than 3.20 to 1.00; provided that the covenant in this Section 3 shall be deemed to be part of the Financial Performance Covenant under Section 7.12 of the Amended Credit Agreement for all purposes, including for purposes of Article 9 and Section 12.2 of the Amended Credit Agreement; provided, further, that for purposes of calculating the Consolidated Total Net Leverage Ratio with respect to this Section 3, the definitions of “Consolidated Total Net Leverage Ratio” and “EBITDA” shall be modified as set forth below: (a) The first paragraph of the definition of “Consolidated Total Net Leverage Ratio” in Section 1.1 shall read as follows: “Consolidated Total Net Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents held by such Person and its Domestic Subsidiaries that do not constitute Restricted Cash held by such Person and its Domestic Subsidiaries as of the end of the most recent Fiscal Quarter ending prior to the date of determination for which internal financial statements of such Person are available to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements of such Person are available immediately preceding such date of calculation. (b) The fourth paragraph of the definition of “Consolidated Total Net Leverage Ratio” in Section 1.1 shall read as follows:

4 For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Borrower, to reflect operating expense reductions, cost synergies and other operating improvements reasonably expected to result from the applicable event within 18 months of the date the applicable event is consummated. (c) Clause (9) of the definition of “EBITDA” in Section 1.1 shall read as follows: the amount of net cost savings, cost synergies and operating improvements projected by Borrower in good faith to be realized within eighteen months following the date of any operational changes, business realignment projects or initiatives, restructurings or reorganizations which have been or are intended to be initiated (other than those operational changes, business realignment projects or initiatives, restructurings or reorganizations entered into in connection with any pro forma event (as defined in the definitions of “Fixed Charge Coverage Ratio”, “Consolidated First Lien Net Leverage Ratio”, “Consolidated Secured Net Leverage Ratio” and “Consolidated Total Net Leverage Ratio”) (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period)), net of the amount of actual benefits realized during such period from such actions; provided that such net cost savings, cost synergies and operating improvements are reasonably identifiable and quantifiable; provided, further, that the aggregate amount added to EBITDA pursuant to this clause (9), together with the aggregate amount added to EBITDA pursuant to clause (6) above, shall not exceed 20.0% of EBITDA for such period (determined after giving effect to such adjustments); plus SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions (the date on which all such conditions are satisfied or waived, the “Amendment No. 2 Effective Date”): (a) Agent (or its counsel) shall have received from Borrower and Revolving Lenders who constitute the Requisite Revolving Lenders (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to Agent (which may include facsimile or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; (b) as of the Amendment No. 2 Effective Date, immediately prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; (c) Borrower shall have reimbursed Agent for all reasonable documented out- of-pocket expenses in connection with this Amendment, including reasonable fees and out-of- pocket expenses of counsel, presented at least three (3) Business Days prior to the Amendment No. 2 Effective Date, to the extent required under Section 12.3 of the Credit Agreement;

5 (d) Agent shall have received a certificate of a Financial Officer of Borrower to the effect that the representations and warranties set forth in Section 5 of this Amendment are true and correct in all material respects as of the Amendment No. 2 Effective Date (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects); (e) prior to or substantially concurrently with effectiveness of this Amendment, Borrower shall have repaid or caused to be repaid outstanding Term B Loans in an aggregate principal amount equal at least $80,000,000, together with all accrued and unpaid interest thereon; (f) Agent shall have received a certificate of Borrower’s corporate secretary or an assistant secretary, managing member, manager or equivalent senior officer, dated the Amendment No. 2 Effective Date: (i) either (x) attaching a true, correct and complete copy of Borrower’s certificate of formation and all amendments thereto, certified as of a recent date by the Secretary of State (or other similar official) of Borrower’s jurisdiction of organization or (y) certifying there have been no changes since the Escrow Release Date to Borrower’s certificate of formation that was delivered to Agent on the Escrow Release Date; (ii) either (x) attaching a true, correct and complete copy of Borrower’s limited liability company agreement and all amendments thereto, certified as of the Amendment No. 2 Effective Date as being in full force and effect without any modification or amendment or (y) certifying that there have been no changes since the Escrow Release Date to Borrower’s limited liability company agreement that was delivered to Agent on the Escrow Release Date; (iii) attaching a true, correct and complete copy of resolutions duly adopted by Borrower’s sole member authorizing the execution, delivery and performance of this Amendment, the other documents, instruments, certificates or agreements delivered in connection herewith on behalf of Borrower and the transactions contemplated hereby, certified as of the Amendment No. 2 Effective Date as being in full force and effect without any modification or amendment; and (iv) either (x) certifying as to the incumbency and specimen signature of each officer of Borrower executing this Amendment and the other documents, instruments, certificates or agreements delivered in connection herewith or (y) certifying that there have been no changes since the Escrow Release Date to the incumbency and specimen signature of each officer of Borrower who executed such documents, which were delivered to Agent on the Escrow Release Date; and (g) Agent shall have received a good standing certificate (or like certificate) for Borrower in its jurisdiction of formation as of a recent date.

6 SECTION 5. Representations and Warranties. Borrower represents and warrants as follows: (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment; (b) this Amendment has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (c) no consent or approval of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Borrower of this Amendment, except where the failure to obtain such consent or approval would not reasonably be expected to result in a Material Adverse Effect; (d) the execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of Borrower’s organization documents or (ii) violate any material provision of any law or regulation, or any material provision of any order or decree of any court or Governmental Authority, except where any such violation would not reasonably be expected to result in a Material Adverse Effect; (e) after giving effect to this Amendment, the representations and warranties set forth in Article 4 of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representation and warranty that already is qualified or modified by materiality in the text thereof; and (f) as of the Amendment No. 2 Effective Date, immediately prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing. SECTION 6. Governing Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (b) EACH PARTY HERETO KNOWINGLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM HEREIN. SECTION 7. Counterparts; Electronic Execution of Documents. This Amendment may be executed in any number of separate counterparts and by different parties in

7 separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. The words “executed,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 8. Section Titles. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. SECTION 9. Effectiveness; Successors and Assigns. This Amendment shall become effective when it shall have been executed by Borrower, Revolving Lenders constituting the Requisite Revolving Lenders and Agent. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrower, the Guarantors, Agent and each Revolving Lender, and their respective successors and permitted assigns. SECTION 10. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment. SECTION 11. Amendments and Modification. This Amendment may be amended, modified or supplemented only as permitted by the Amended Credit Agreement and by written agreement of each of the parties hereto. SECTION 12. Reference to and Effect on the Loan Documents. On and after the Amendment No. 2 Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. [Remainder of this page intentionally left blank]

[Signature Page to Amendment No. 2 to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written. CLUE OPCO LLC, as Borrower by /s/ Rebecca Garbrick Name: Rebecca Gabrick Title: Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to Credit Agreement] CITIBANK, N.A., as Agent and a Revolving Lender by /s/ Kevin Clark Name: Kevin Clark Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement] MORGAN STANLEY BANK, N.A., as a Revolving Lender by /s/ Jack Kuhns Name: Jack Kuhns Title: Authorized Signatory MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Lender by /s/ Jack Kuhns Name: Jack Kuhns Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement] U.S. BANK NATIONAL ASSOCIATION, as a Revolving Lender by /s/ Eric M. Herm Name: Eric M. Herm Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement] GOLDMAN SACHS BANK USA, as a Revolving Lender by /s/ Robert Ehudin Name: Robert Ehudin Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Credit Agreement] JPMORGAN CHASE BANK N.A., as a Revolving Lender by /s/ Ryan P Viaclovsky Name: Ryan P Viaclovsky Title: Authorized Officer

[Signature Page to Amendment No. 2 to Credit Agreement] PNC BANK, NATIONAL ASSOCIATION, as a Revolving Lender by /s/ Larry D. Jackson Name: Larry D. Jackson Title: Senior Vice President

[Signature Page to Amendment No. 2 to Credit Agreement] CAPITAL ONE, NATIONAL ASSOCIATION, as a Revolving Lender by /s/ Brian Keane Name: Brian Keane Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Credit Agreement] DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Lender by /s/ Philip Tancorra Name: Philip Tancorra Title: Director by /s/ Lauren Danbury Name: Lauren Danbury Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement] THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Revolving Lender by /s/ David Perlman Name: David Perlman Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Credit Agreement] CITIZENS BANK, N.A., as a Revolving Lender by /s/ Jacqueline VanDeventer Name: Jacqueline VanDeventer Title: Managing Director